Exhibit 10.1

EXECUTION COPY

INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT AND AMENDMENT NO. 2 dated as of December 20, 2005 (this “Assumption Agreement and Amendment”), related to the CREDIT AGREEMENT dated as of November 1, 2004, as amended by Amendment No. 1 dated as of September 30, 2005 (the “Credit Agreement”), among SMURFIT-STONE CONTAINER CORPORATION, a Delaware corporation (“SSCC”), as a Guarantor, SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation (“SSCE”), SMURFIT-STONE CONTAINER CANADA INC., a corporation continued under the Companies Act (Nova Scotia) (“SSC Canada” and, together with SSCE, the “Borrowers”), the LENDERS from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent, DEUTSCHE BANK AG, an authorized foreign bank permitted to carry on business in Canada and listed on Schedule III of the Bank Act (Canada), as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent, and JPMORGAN CHASE BANK, N.A., a national banking association (successor to JPMorgan Chase Bank, a New York banking corporation), as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent.

A.            SSC Canada has requested that the Persons set forth on Schedule I hereto (the “Incremental Term Lenders”) make Incremental Term Loans (in the form of Other Term Loans) in an aggregate principal amount of up to U.S.$90,000,000 to SSC Canada pursuant to the Credit Agreement.

B.            The Incremental Term Lenders are willing to make Incremental Term Loans (in the form of Other Term Loans) in an aggregate principal amount of up to U.S.$90,000,000 to SSC Canada on or within one Business Day following the Amendment No. 2 Effective Date (as defined below), on the terms and subject to the conditions set forth herein and in the Credit Agreement.

C.            Additionally, SSCC and the Borrowers have requested certain amendments to the Credit Agreement as set forth herein.

D.            The Required Lenders are willing to agree to such amendments pursuant to the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply equally to this Assumption Agreement and Amendment. This Assumption Agreement and Amendment shall be a “Loan Document” and, to the extent it relates to the making of Incremental Term Loans, an

“Incremental Term Loan Assumption Agreement”, in each case for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Incremental Term Loans. (a) Each Incremental Term Lender hereby agrees, severally and not jointly, to make an Incremental Term Loan to SSC Canada on, or (upon the request of SSC Canada) within one Business Day of, the Amendment No. 2 Effective Date in a principal amount equal to the Incremental Term Loan amount set forth next to such Incremental Term Lender’s name on Schedule I attached hereto. All such Incremental Term Loans shall, for all purposes of the Credit Agreement and the other Loan Documents, constitute “Other Term Loans” having terms identical to those of the Tranche C Loans except that:

(i)            the 5-year period in respect of the calculation of the Threshold Amount pursuant to Section 2.13(j) of the Credit Agreement shall commence on the date of the making of such Incremental Term Loans (as contemplated by this Assumption Agreement and Amendment);

(ii)           the Threshold Amount with respect to such Incremental Term Loans shall refer to 25% of the original principal amount of such Incremental Term Loans;

(iii)          the amortization schedule with respect to such Incremental Term Loans referred to in Section 2.11(c) of the Credit Agreement is set forth below:

Date	Amount
January 2, 2006	U.S.$225,000
April 1, 2006	U.S.$225,000
July 1, 2006	U.S.$225,000
October 1, 2006	U.S.$225,000
January 2, 2007	U.S.$225,000
April 1, 2007	U.S.$225,000
July 1, 2007	U.S.$225,000
October 1, 2007	U.S.$225,000
January 2, 2008	U.S.$225,000
April 1, 2008	U.S.$225,000
July 1, 2008	U.S.$225,000
October 1, 2008	U.S.$225,000
January 2, 2009	U.S.$225,000
April 1, 2009	U.S.$225,000
July 1, 2009	U.S.$225,000
October 1, 2009	U.S.$225,000
January 2, 2010	U.S.$225,000
April 1, 2010	U.S.$225,000
July 1, 2010	U.S.$225,000
October 1, 2010	U.S.$225,000
January 2, 2011	U.S.$225,000
April 1, 2011	U.S.$21,318,750
July 1, 2011	U.S.$21,318,750

Date	Amount
October 1, 2011	U.S.$21,318,750
Term Loan Maturity Date	U.S.$21,318,750

(b)           The proceeds of the Incremental Term Loans are to be used by SSC Canada solely to repay certain intercompany indebtedness.

(c)           For convenience of reference, the Incremental Term Loans shall be referred to as “Tranche C-l Loans”.

SECTION 3. Conditions Precedent to Incremental Term Loans. The obligation of the Incremental Term Lenders to make Incremental Term Loans hereunder shall be subject to the satisfaction of the following conditions precedent:

(a)           On the Amendment No. 2 Effective Date, each of the conditions set forth in paragraphs (a), (b) and (c) of Section 5.01 of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated as of the Amendment No. 2 Effective Date and executed by a Financial Officer of SSCC and each Borrower.

(b)           The Administrative Agent shall have received (with sufficient copies for each Incremental Term Lender) such legal opinions, board resolutions and other closing certificates and documentation as shall be reasonably required by the Incremental Term Lenders, in each case consistent with those delivered on the Closing Date under Section 5.02 of the Credit Agreement.

(c)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

SECTION 4. Amendments to Credit Agreement. Effective as of the Amendment No. 2 Effective Date:

(a) The definition of the term “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Rate” shall mean (except as otherwise provided in the Incremental Term Loan Assumption Agreement with respect to any Other Term Loan), for any day, (a) with respect to any ABR Term Loan or any Eurodollar Term Loan, as the case may be, the applicable spread set forth directly below under the caption (x) “ABR Term Spreads” or (y) “Eurodollar Term Spreads”, as the case may be, based upon the Consolidated Senior Secured Leverage Ratio as of the relevant date of determination:

Consolidated Senior Secured Leverage Ratio	ABR Term Spreads	Eurodollar Term Spreads
Greater than 3.0 to 1.0	1.25%	2.25%
Less than or equal to 3.0 to 1.0	1.00%	2.00%

and (b) with respect to (i) any ABR Revolving Loan, ABR Revolving (Canadian) Loan or Canadian Prime Rate Loan, (ii) any Eurodollar Revolving Loan, Eurodollar Revolving (Canadian) Loan or B/A Loan or (iii) the Commitment Fees in respect of unused Revolving Credit Commitments and unused Revolving (Canadian) Credit Commitments, as the case may be, the applicable percentage set forth below under the caption (x) “ABR Revolving / Canadian Prime Rate Spreads”, (y) “Eurodollar Revolving / B/A Spreads” and (z) “Commitment Fees”, as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination:

Consolidated Leverage Ratio	ABR Revolving / Canadian Prime Rate Spreads	Eurodollar Revolving / B/A Spreads	Commitment Fees
Greater than 4.0 to 1.0	1.25%	2.25%	0.500%
Greater than 3.0 to 1.0 but less than or equal to 4.0 to 1.0	1.00%	2.00%	0.500%
Greater than 2.0 to 1.0 but less than or equal to 3.0 to 1.0	0.75%	1.75%	0.500%
Less than or equal to 2.0 to 1.0	0.50%	1.50%	0.375%

Each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, as the case may be, shall be effective with respect to all Loans, Commitments and Letters of Credit on the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 6.04(a) or (b) and (c), respectively, based upon the Consolidated Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, as the case may be, as of the end of the most recent fiscal quarter included in such financial statements so delivered, and shall remain in effect until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) (i) until the delivery of the financial statements and certificates required by Section 6.04(a) and (c), respectively, for the fiscal year ending December 31, 2005 and (ii) at any time after the occurrence and during the continuance of an Event of Default, (A) the Consolidated Leverage Ratio shall be deemed to be greater than 4.0 to 1.0 and (B) the Consolidated Senior Secured Leverage Ratio shall be deemed to be greater than 3.0 to 1.0, in each case for purposes of determining the Applicable Rate, (b) the Applicable Rate with respect to any Eurodollar Term Loan or ABR Term Loan shall automatically be increased by the Yield Differential, if any, upon the making of any Other Term Loans, as provided in Section 2.23(d), (c) if at any time the Credit Facilities are rated lower than BB- by S&P and lower than Ba3 by Moody’s (or are unrated by either S&P or Moody’s), then the Applicable Rate (other than for purposes of determining the Commitment Fees) shall be increased in all cases by 0.25%, and (d) in addition to any increase to the Applicable Rate pursuant to clause (c) above, if at any time the Consolidated Senior Secured Leverage Ratio is greater than 3.0 to 1.0, then the Applicable Rate in respect of Revolving Loans, Revolving (Canadian) Loans and B/A Loans (other than for purposes of determining the Commitment Fees) shall be increased in all cases by 0.25%. For purposes of clause (c) above, if the ratings established by S&P and Moody’s shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first publicly announced by S&P or Moody’s, as the case may be. Each increase in the Applicable Rate pursuant to clause (c) above shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change or if S&P or Moody’s shall cease to be in the business of rating corporate debt obligations, SSCC, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.”

(b) The definition of the term “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)            by deleting the word “and” before clause (e) therein; and

(ii)           adding at the end of clause (e) therein the words “and (f) solely for purposes of determining compliance with Sections 7.14 and 7.15, costs and expenses taken on or prior to December 31, 2006 in connection with the settlement of antitrust litigation in an aggregate amount not in excess of $40,000,000”.

(c) The definition of the term “Incremental Commitment Amount” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

‘“‘Incremental Commitment Amount” shall mean, at any time of determination after the making of the Incremental Term Loans contemplated by Amendment No. 2, the excess, if any, of (a) U.S.$400,000,000 over (b) the sum of (i) the aggregate amount of all Incremental Term Loan Commitments established after the making of the Incremental Term Loans contemplated by Amendment No. 2 but prior to such time of determination, (ii) the aggregate amount of all Incremental Revolving Credit Commitments established after the making of the Incremental Term Loans contemplated by Amendment No. 2 but prior to such time of determination, (iii) the aggregate amount of all Incremental Revolving (Canadian) Credit Commitments established after the making of the Incremental Term Loans contemplated by Amendment No. 2 but prior to such time of determination and (iv) the aggregate amount of all Incremental Deposit Funded Commitments established after the making of the Incremental Term

Loans contemplated by Amendment No. 2 but prior to such time of determination.”

(d) Section 1.01 of the Credit Agreement is hereby further amended by adding the following new defined terms in appropriate alphabetical order:

(i) ““Amendment No. 2 Effective Date” shall have the meaning set forth in Amendment No. 2.”

(ii) ““Amendment No. 2” shall mean the Incremental Term Loan Assumption Agreement and Amendment No. 2 relating to this Agreement dated as of December 20, 2005.”

(e) Section 2.23 (e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Notwithstanding the foregoing, except for the Incremental Commitments established under Amendment No. 2, no Incremental Commitment shall become effective under this Section 2.23 unless (i) on the date of such effectiveness and after giving effect to the making of such Incremental Term Loans and the use of the proceeds thereof, the Consolidated Senior Secured Leverage Ratio would be less than 3.0 to 1.0, (ii) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 5.01 shall be satisfied and the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation reasonably requested by the Senior Agents consistent with those delivered on the Closing Date pursuant to Section 5.02.”

(f) Article II is hereby amended by adding a new Section 2.24 at the end thereof as follows:

“SECTION 2.24. Term Loan Repricing Protection. In the event that, prior to the first anniversary of the Amendment No. 2 Effective Date, any Term Lender or Deposit Funded Lender receives a Repricing Prepayment (as defined below), then, at the time thereof, the applicable Borrower shall pay to such Term Lender or Deposit Funded Lender, as the case may be, a prepayment premium equal to 1.0% of the amount of such Repricing Prepayment. As used herein, with respect to any Term Lender or Deposit Funded Lender, a “Repricing Prepayment” is the amount of principal of the Term Loans, Deposit Funded Loans or the Deposit of such Lender that is either (a) prepaid by the applicable Borrower pursuant to Section 2.12 (or, in the case of the Deposit, Section 2.09) substantially concurrently with the incurrence by SSCC or any of its subsidiaries of new loans or deposits (whether pursuant to Incremental Term Commitments, Incremental Deposit Funded Commitments or otherwise) that have interest rate margins lower than the Applicable Rate then in effect for the Term Loans or the Deposit Funded Loans so prepaid (or by which the Deposit Funded Commitment Fee is measured) or (b) received by such Term Lender or Deposit Funded Lender as a result of the mandatory assignment of such Term Loans, Deposit Funded Loans or Deposit Funded Commitments under the circumstances described in Section 2.20(c) following the failure of such Term Lender or Deposit Funded Lender to consent to an amendment of this Agreement (other than Amendment No. 2) that would have the effect of reducing the Applicable Rate with respect to such Term Loans, Deposit Funded Loans or the Deposit.”

(g) Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 7.14. Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the last day of any fiscal quarter during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
October 1, 2005 through December 31, 2005	4.25 to 1.00
January 1, 2006 through March 31, 2006	5.25 to 1.00
April 1, 2006 through June 30, 2006	5.75 to 1.00
July 1, 2006 through September 30, 2006	5.00 to 1.00
October 1, 2006 through December 31, 2006	4.00 to 1.00
January 1, 2007 through March 31, 2007	3.75 to 1.00
April 1, 2007 through June 30, 2007	3.50 to 1.00
July 1, 2007 through September 30, 2007	3.25 to 1.00
Thereafter	3.00 to 1.00	”

(h) Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 7.15. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending during any period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio
October 1, 2005 through December 31, 2005	1.50 to 1.00
January 1, 2006 through March 31, 2006	1.25 to 1.00
April 1, 2006 through June 30, 2006	1.10 to 1.00
July 1, 2006 through September 30, 2006	1.25 to 1.00
October 1, 2006 through March 31, 2007	1.50 to 1.00
April 1, 2007 through September 30, 2007	1.75 to 1.00
Thereafter	2.00 to 1.00	”

SECTION 5. Agreements. (a) SSCE hereby agrees that, within one Business Day of the Amendment No. 2 Effective Date, following the making of the Incremental Term Loans contemplated by this Assumption Agreement and Amendment, SSCE shall prepay Tranche B Loans pursuant to Section 2.12 of the Credit Agreement in an aggregate principal amount of at least $90,000,000, together with accrued and unpaid interest thereon (the “Tranche B Prepayment”). Notwithstanding anything to the contrary set forth in the Credit Agreement, SSCC and the Borrowers hereby agree that a breach of the agreement set forth in the preceding sentence shall be deemed to be a failure to pay principal when and as due for purposes of Article VIII of the Credit Agreement.

(b) In order to facilitate the Tranche B Prepayment as contemplated by clause (a) above, the Lenders hereby agree that, notwithstanding any contrary notice provision contained in the Credit Agreement, SSCE may make the Tranche B Prepayment on the same Business Day that it notifies the Administrative Agent thereof if such notice is received on or prior to 1:00 p.m. (New York City time) on such Business Day (or on the next succeeding Business Day if such notice is received after 1:00 p.m. (New York City time) on such Business Day).

(c) Except with respect to any amendment or waiver of any Loan Document that by its terms adversely effects the rights of Lenders holding Incremental Term Loans made hereunder differently than the Tranche C Lenders (or vice versa), the Incremental Term Loans made hereunder and the Tranche C Loans shall be treated as a single Class for voting purposes under Section 11.08 of the Credit Agreement.

SECTION 6. Representations and Warranties. SSCC and each Borrower represent and warrant to each other party hereto that (a) this Assumption Agreement and Amendment has been duly authorized by all requisite corporate action and duly executed and delivered by SSCC and each Borrower and constitutes a legal, valid and binding obligation of SSCC and each Borrower, enforceable against each of them in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (whether enforcement is sought by proceeding in equity or at law)), and (b) after giving effect to this Assumption Agreement and Amendment (i) the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of the earlier date), and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 7. Amendment Fee. SSCC and each Borrower jointly and severally agree to pay on the Amendment No. 2 Effective Date (as defined below) to the Administrative Agent, for the account of each Lender (other than any Incremental Term Lender solely in respect of the Incremental Term Loans) that executes and delivers a copy of this Assumption Agreement and Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m. (New York City time) on December 19, 2005 (the “Signing Date”), an amendment fee (the “Amendment Fee”) in an amount equal to 0.125% of the aggregate principal amount of the Term Loans, used or unused Revolving Credit Commitment, used or unused Revolving (Canadian) Credit Commitment and Deposit Funded Commitment of such Lender outstanding on the Signing Date (before giving effect to the prepayment contemplated by Section 5 hereof). The Amendment Fee shall be payable on and subject to the occurrence of the Amendment No. 2 Effective Date. The Amendment Fee shall be payable in immediately available funds and shall not be refundable.

SECTION 8. Effectiveness. This Assumption Agreement and Amendment shall become effective as of the date (the “Amendment No. 2 Effective Date”) that (a) the

Administrative Agent (or its counsel) shall have received counterparts of this Assumption Agreement and Amendment that, when taken together, bear the signatures of (i) each Borrower, (ii) each Guarantor, (iii) the Administrative Agent, (iv) the Required Lenders and (v) each Incremental Term Lender, and (b) the Administrative Agent shall have received the Amendment Fee.

SECTION 9. Effect of Amendment. Except as expressly set forth herein, this Assumption Agreement and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the Lenders, the Facing Agents, the Senior Agents, the Collateral Agent, the Deposit Account Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle SSCC or any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 10. Consent and Reaffirmation. Each Guarantor hereby consents to this Assumption Agreement and Amendment and the transactions contemplated hereby, and each Loan Party hereby (a) agrees that, notwithstanding the effectiveness of this Assumption Agreement and Amendment, the Guarantee Agreements and each of the other Security Documents continue to be in full force and effect, (b) confirms its guarantee of the Obligations originally guaranteed by such Guarantor and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed, and (c) acknowledges that such guarantee and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents, including the Incremental Term Loans.

SECTION 11. Counterparts. This Assumption Agreement and Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assumption Agreement and Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Assumption Agreement and Amendment.

SECTION 12. Application Law. THIS ASSUMPTION AGREEMENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES THEREOF.

SECTION 13. Headings. The headings of this Assumption Agreement and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement and Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SMURFIT-STONE CONTAINER ENTERPRISES,
INC.,

By:	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

SMURFIT-STONE CONTAINER CANADA INC.,

By:	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

SMURFIT-STONE CONTAINER CORPORATION,
as Guarantor,

By:	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

MBI LIMITED/LIMITÉE, in its capacity as general
partner of SMURFIT-MBI, as Guarantor,

By:	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

FRANCOBEC COMPANY, as Guarantor,

By:	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

MBI LIMITED/LIMITÉE, as Guarantor,

By:	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

3083527 NOVA SCOTIA COMPANY, as
Guarantor,

By:	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY
AMERICAS, individually and as Administrative
Agent,

By	/s/ Susan LeFevre
Name: Susan LeFevre
Title: Director

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President

JPMORGAN CHASE BANK, N.A.,

By	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Vice President

SIGNATURE PAGE TO INCREMENTAL
TERM LOAN ASSUMPTION
AGREEMENT AND AMENDMENT NO. 2
DATED AS OF DECEMBER 20, 2005,
RELATED TO THE SMURFIT-STONE
CONTAINER CORPORATION CREDIT
AGREEMENT DATED AS OF
NOVEMBER 1, 2004, AS AMENDED

Name of Lender:

By
Name:
Title:

SCHEDULE I

Incremental Term Lenders

Incremental Term Lender	Incremental Term Loan Amount
Deutsche Bank Trust Company Americas	U.S.$90,000,000
TOTAL COMMITMENT	U.S.$90,000,000